Exhibit 99.1

FOR RELEASE ON: April 26, 2012 at 7:30 a.m. ET

CONTACT:	Dan Behrendt
Chief Financial Officer
TASER International, Inc.
(480) 905-2000

TASER International Reports First Quarter Results

Q1 Sales of $25.6 million with Operating Income of $6.5 million

Board Approves Buy Back up to $20 Million of Company Stock

SCOTTSDALE, Ariz., April 26, 2012 — TASER International, Inc. (NASDAQ: TASR), today announced financial results for the first quarter of 2012 ended March 31, 2012.

Financial Summary:

•

Net sales were $25.6 million in the quarter, an increase of $2.5 million or 10.9% compared to first quarter 2011 sales of $23.1 million. The increase in sales versus the prior year was driven by the continued adoption of the TASER® X2™ Electronic Control Device (ECD), as well as a significant order to the United States Army for the X26 ECD.

•

Gross margin in the first quarter of 2012 was 59.4%, compared to 52.8% in the same period last year. The improvement in gross margin was driven by the increase in sales, as well as lower cost of service delivered due to cost reductions in the Video Segment.

•

Operating income of $6.5 million benefited from the reversal of $2.2 million of its litigation reserve related to the Turner v. TASER International case. On March 27, 2012, the court ordered a reduction of the award from $10 million to $4.4 million, an award amount that would have led to a reversal of the full $3.3 million reserve recorded specifically for this case (which amount represented the excess of the award after consideration of the company’s insurance coverage). Recently, on April 20, 2012 the court issued another order that adjusted the award to $5.5 million. Based on this revised award amount and pre-trial interest calculations, the company has reversed $2.2 million of the initial reserve, leaving $1.1 million on the company’s books.

•

Sales, general and administrative (SG&A) expenses of $8.9 million in the first quarter of 2012 decreased approximately $0.5 million compared to the first quarter of 2011 due to ongoing cost reduction efforts.

•

Research and development (R&D) expenses decreased $0.6 million to $2.1 million in the first quarter of 2012 when compared to the first quarter of 2011. The decrease was primarily attributable to the continued reduction in consulting costs.

•

Adjusted operating income, which excludes the impact of stock-based compensation charges and depreciation and amortization, was $6.7 million for the first quarter of 2012, a $3.5 million, or 113% increase from an adjusted operating income of $3.1 million in the first quarter of 2011. GAAP income from operations was $6.5 million for the quarter, compared to income from operations of approximately $0.1 million for the first quarter of 2011.

•	Net income for the first quarter of 2012 was $3.8 million, or $0.07 per share on a basic and diluted basis.

•	The Company generated $3.6 million in cash from operating activities in the first quarter of 2012.

•	Cash, cash equivalents and investments were $29.7 million at the end of the first quarter of 2012 and the Company has no debt recorded on its balance sheet.

Other significant events:

•

The United States Army purchased 3,500 X26 ECDs as part of a larger program to deploy X26s to military police. This purchase comes as a result of reaching Type Classification and material release of the X26 by the US Army – a significant accomplishment as the last major milestone in the DoD Acquisition process to approve systems for procurement and deployment.

•	The Michigan Department of Corrections (MI) ordered 242 X2 ECDs with TASER CAM HD recorders, 3,783 TASER cartridges and related accessories.

•	The Mesquite Police Department (TX) ordered 200 X2 ECDs with extended warranties, 2,830 TASER cartridges and related accessories.

•	The Fort Worth Police Department (TX) ordered 200 X2 ECDs with extended warranties, 1,385 TASER cartridges and related accessories.

•	The Georgia Bureau of Investigation (GA) ordered 125 X2 ECDs with extended warranties, 1,250 TASER cartridges and related accessories.

•

The Company continued to generate traction for the TASER AXONTM Flex™ on-officer camera and EVIDENCE.com management service, as a number of new agencies adopted the platform in the first quarter including pre-orders and upgrades from Bay Area Rapid Transit (CA), Burlington Police Department (VT), Cape May County Sherriff’s Office (NJ), Fort Worth Police Department (TX), Manassas Park Police Department (VA), Morristown Police Department (NJ), Niagara County Sheriff’s Office (NY), Sea Girt Police Department (NJ), University of Central Florida Police Department (FL), Windsor Police Department (VA), and others.

•

The board of directors of TASER has authorized a new share repurchase program for up to $20 million of its common stock, reflecting the company’s strong balance sheet and free-cash-flow generation. Repurchases may take place from time to time on the open market and are subject to market and business conditions. The repurchases will be financed by available cash. The Company completed its share repurchase programs of $32.5 million in the fourth quarter of 2011.

“We are encouraged by the strong start we’ve seen in the first quarter of 2012, as continued interest in the X2 and several large orders drove greater than ten percent year-over-year growth in our business,” commented Rick Smith, CEO of TASER International, Inc. “As a result of higher sales, along with a moderation in R&D spend and tighter cost controls throughout the business, the Company also achieved improved operating margin performance in the first quarter.

“Looking ahead to the second quarter, we are excited about the continued traction we are seeing with the adoption of the X2. We continue to see strong demand from law enforcement agencies that are eager to harness the new technology of the X2 by taking advantage of our generous trade-in program and upgrading from their existing X26 devices. Meanwhile, we are optimistic about the continued adoption of our new AXON Flex product that was announced in the prior quarter. While we have been greatly encouraged by pre-orders from agencies for the AXON Flex ahead of the shipping date, expected in May, we anticipate meaningful sales bookings in the back half of the year. Along with the momentum for our newer products, the Company maintains a strong cash position and has zero debt, which leaves us well-positioned to drive profitable growth and drive value for all of our stakeholders. Additionally, the continued strong cash generation ability of the business positions us to be able to repurchase up to $20 million of company stock this year.”

The Company will host its first quarter 2012 earnings conference call on Thursday, April 26, 2012 at 11:00 a.m. ET. To join the live audio presentation, please dial toll free at 800-510-0178 or 617-614-3450 for international callers. The pass code is 24076254.

Non-GAAP Measures

To supplement the Company’s Statements of Operations presented in accordance with GAAP, we are presenting non-GAAP measures of certain components of financial performance. We have presented these measures for our investors to be better able to compare our current results with those of previous periods and have shown a reconciliation of GAAP to the non-GAAP financial measures in the tables at the end of this release. These non-GAAP measures include the impact of non-cash stock-based compensation expense, depreciation and amortization, litigation judgment expense, asset impairment charges and loss on write down of Property and Equipment. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses and expenditures that may not be indicative of our “recurring core business operating results,” meaning our operating performance excluding non-cash charges, such as stock-based compensation, depreciation and amortization and other discrete non-cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity.

Caution on Use of Non-GAAP Measures

As noted previously, these non-GAAP financial measures are not consistent with GAAP because they do not reflect the impact of other non-cash charges. Management believes investors will benefit from greater transparency in referring to these non-GAAP financial measures when assessing the Company’s operating results, as well as when forecasting and analyzing future periods. However, management recognizes that:

•	these non-GAAP financial measures are limited in their usefulness and should be considered only as a supplement to the Company’s GAAP financial measures;

•	these non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the Company’s GAAP financial measures;

•	these non-GAAP financial measures should not be considered to be superior to the Company’s GAAP financial measures; and

•

these non-GAAP financial measures were not prepared in accordance with GAAP and investors should not assume that the non-GAAP financial measures presented in this earnings release were prepared under a comprehensive set of rules or principles.

Further, these non-GAAP financial measures may be unique to the Company, as they may be different from non-GAAP financial measures used by other companies. As such, this presentation of non-GAAP financial measures may not enhance the comparability of the Company’s results to the results of other companies.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure or measures appears at the end of this press release.

About TASER International, Inc.

TASER International, Inc. (NASDAQ:TASR) is a global provider of safety technologies that protect life and prevent conflict. More than 16,575 public safety agencies in 107 countries rely on TASER® electronic control devices and AXON on-officer camera systems to help protect and serve. Today, the use of TASER ECDs has saved more than 88,000 lives from potential death or serious injury while TASER innovations benefit individuals and families too, providing personal protection and accountability while maintaining regard for life. Since 1994, more than 241,000 individuals have relied on TASER technology as a means for effective personal safety. Learn more about TASER International and its solutions at www.TASER.com and www.EVIDENCE.com or by calling (800) 978-2737. Be a part of the TASER community by joining us on Facebook, LinkedIn, Twitter, and YouTube.

TASER® is a registered trademark of TASER International, Inc., registered in the U.S. All rights reserved. TASER logo, AXON, AXON Flex, TASER CAM HD, X26, X2, X3, and EVIDENCE.com are trademarks of TASER International, Inc.

Note to Investors

To review the TASER International Safe Harbor Statement, please visit:

http://investor.taser.com/phoenix.zhtml?c=129937&p=irol-safeharbor.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. The forward-looking information is based upon current information and expectations regarding TASER International, Inc. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Such forward-looking statements relate to: expected revenue and earnings growth; estimations regarding the size of our target markets; successful penetration of the law enforcement market; expansion of product sales to the private security, military and consumer self-defense markets; growth expectations for new and existing accounts; expansion of production capability; new product introductions; product safety and our business model. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements herein.

TASER International assumes no obligation to update the information contained in this press release. These statements are qualified by important factors that could cause our actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) market acceptance of our products; (2) our ability to establish and expand direct and indirect distribution channels; (3) our ability to attract and retain the endorsement of key opinion-leaders in the law enforcement community; (4) the level of product technology and price competition for our products; (5) the degree and rate of growth of the markets in which we compete and the accompanying demand for our products; (6) risks associated with rapid technological change and new product introductions; (7) competition; (8) litigation including lawsuits resulting from alleged product related injuries and death; (9) media publicity concerning allegations of deaths and injuries occurring after use of the TASER device and the negative effect this publicity could have on our sales; (10) TASER device tests and reports; (11) product quality; (12) implementation of manufacturing automation; (13) potential fluctuations in our quarterly operating results; (14) financial and budgetary constraints of prospects and customers; (15) potential delays in international and domestics orders; (16) dependence upon sole and limited source suppliers; (17) negative reports concerning the TASER device; (18) fluctuations in component pricing; (19) government regulations and inquiries; (20) dependence upon key employees and our ability to retain employees; (21) execution and implementation risks of new technology; (22) ramping manufacturing production to meet demand; (23) medical and safety studies; (24) field test results; and (25) other factors detailed in our filings with the Securities and Exchange Commission, including, without limitation, those factors detailed in the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

For investor relations information please contact Katie Pyra by phone at 480-515-6330 or via email at IR@TASER.com, or Dan Behrendt, Chief Financial Officer of TASER International, Inc., 480-905-2002.

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TASER International, Inc.

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended
	March 31, 2012	March 31, 2011
Net sales	$25,641,392	$23,116,949
Cost of products sold	10,400,133	10,908,086

Gross margin	15,241,259	12,208,863
Sales, general and administrative expenses	8,854,022	9,346,213
Research and development expenses	2,132,220	2,752,465
Litigation judgment expense	(2,200,000)	—

Income from operations	6,455,017	110,185
Interest and other (expense) income, net	6,994	26,322

Income before provision for income taxes	6,462,011	136,507
Provision for income taxes	2,658,193	116,775

Net Income	$3,803,818	$19,732

Income per common and common equivalent shares
Basic	$0.07	$0.00
Diluted	$0.07	$0.00
Weighted average number of common and common equivalent shares outstanding
Basic	55,700,395	62,409,267
Diluted	56,358,066	63,250,334

TASER International, Inc.

Segment Reporting

(Unaudited)

	For the Three Months Ended
	March 31, 2012			March 31, 2011
	Video	ECD	Total	Video	ECD	Total
Product sales	772,131	24,757,674	25,529,805	830,256	22,213,840	23,044,096
Service revenue	111,587	—	111,587	72,853	—	72,853

Net sales	$883,718	$24,757,674	$25,641,392	$903,109	$22,213,840	$23,116,949

Cost of products sold	793,848	8,611,419	9,405,267	711,943	9,044,581	9,756,524
Cost of service delivered	994,866		994,866	1,151,562	—	1,151,562
Excess inventory charges	—		—	—	—	—

Total cost of sales	1,788,714	8,611,419	10,400,133	1,863,505	9,044,581	10,908,086
Gross margin	(904,996)	16,146,255	15,241,259	(960,396)	13,169,259	12,208,863
Sales, general and administrative expenses	767,525	8,086,497	8,854,022	773,810	8,572,403	9,346,213
Research and development expenses	1,291,868	840,352	2,132,220	1,082,902	1,669,563	2,752,465
Litigation judgment expense (benefit)	—	(2,200,000)	(2,200,000)	—	—	—

(Loss) income from operations	$(2,964,389)	$9,419,406	$6,455,017	$(2,817,108)	$2,927,293	$110,185

(Loss) income from operations, normalized	(2,964,389)	7,219,406	4,255,017	(2,817,108)	2,927,293	110,185

Operating margin %	-335%	38%	25%	-312%	13%	0%
Operating margin %,normalized	-335%	29%	17%	-312%	13%	0%

TASER International, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	For the Three Months Ended
	March 31, 2012			March 31, 2011
	Video	ECD	Total	Video	ECD	Total
GAAP (loss) income from operations	$(2,964,389)	$9,419,406	$6,455,017	$(2,817,108)	$2,927,293	$110,185
Stock-based compensation expense (a)	98,395	659,659	758,054	120,731	842,185	962,916
Depreciation and amortization	472,894	1,193,616	1,666,510	663,427	1,404,665	2,068,092
Litigation judgment expense (benefit)	—	(2,200,000)	(2,200,000)	—	—	—

Adjusted operating income (loss)	$(2,393,100)	$9,072,681	$6,679,581	$(2,032,950)	$5,174,143	$3,141,193

a)	Results include stock-based compensation as follows:

	For the Three Months Ended
	March 31, 2012	March 31, 2011
Cost of products sold	$67,144	$53,003
Sales, general and administrative expenses	547,133	723,179
Research and development expenses	143,777	186,734

	$758,054	$962,916

TASER International, Inc.

Consolidated Balance Sheets

(Unaudited)

	March 31, 2012	December 31, 2011
ASSETS
Current Assets:
Cash and cash equivalents	$24,349,583	$21,300,733
Short term investments	5,333,847	5,108,189
Accounts receivable, net of allowance of $450,000 at March 31, 2012 and December 31, 2011, respectively	14,303,273	11,780,135
Inventory	11,118,750	11,484,761
Prepaid expenses and other current assets	2,675,003	2,089,676
Deferred income tax assets, net	8,150,516	9,968,929

Total current assets	65,930,972	61,732,423
Property and equipment, net	25,632,688	26,845,220
Deferred income tax assets, net	12,716,169	12,716,169
Intangible assets, net	3,239,102	3,224,006
Other long-term assets	349,326	444,933

Total assets	$107,868,257	$104,962,751

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$3,807,316	$4,513,938
Accrued liabilities	6,337,302	7,643,004
Current portion of deferred revenue	3,500,594	3,317,641
Customer deposits	516,984	413,314

Total current liabilities	14,162,196	15,887,897
Deferred revenue, net of current portion	4,679,357	4,636,901
Liability for unrecorded tax benefits	1,994,767	1,982,399

Total liabilities	20,836,320	22,507,197

Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.00001 par value per share; 25 million shares authorized; no shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	—	—
Common stock, $0.00001 par value per share; 200 million shares authorized; 55,705,742 and 55,696,608 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	652	652
Additional paid-in capital	102,370,309	101,597,626
Treasury stock, 9,556,183 and 2,091,600 shares at March 31, 2012 and December 31, 2011, respectively	(47,207,093)	(47,207,093)
Retained earnings	31,949,143	28,145,325
Accumulated other comprehensive loss	(81,074)	(80,956)

Total stockholders’ equity	87,031,937	82,455,554

Total liabilities and stockholders’ equity	$107,868,257	$104,962,751

TASER International, Inc.

Selected Consolidated Statement of Cash Flows Information

(Unaudited)

	For the Three Months Ended
	March 31, 2012	March 31, 2011
Net Income (loss)	$3,803,818	$19,732
Depreciation and amortization	1,666,510	2,068,092
Stock-based compensation expense	758,054	962,916
Net cash provided by operating activities	3,598,978	4,356,714
Net cash used by investing activities	(580,406)	(10,198,577)
Net cash (used) provided by financing activities	14,629	(5,057,726)
Cash and cash equivalents, end of period	$24,349,583	$31,811,600